Calculation of Filing Fee Tables
S-3
BOXABL Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock (S-3A amendment - Ramnarain Joseph Jaigobind)	Other	15,092	$ 4.655	$ 70,253.26	0.0001381	$ 9.71
		Equity	Class A common stock, par value $0.0001	457(o)
		Equity	Preferred Stock, par value $0.0001	457(o)
		Debt	Debt Securities	457(o)
		Equity	Depositary Shares	457(o)
		Equity	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees Previously Paid	2	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00		$ 69,050.00
Fees Previously Paid	3	Equity	Class A common stock (offered by Selling Securityholders)	Other	3,310,288	$ 5.154	$ 17,061,224.35		$ 2,356.16
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 517,131,477.61		$ 71,415.87
			Total Fees Previously Paid:						$ 71,406.16
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 9.71
Offering Note
[1]	Represents 15,092 shares of Class A common stock being newly registered for resale on this Pre-Effective Amendment No. 2 to Form S-3 for the account of selling securityholder Ramnarain Joseph Jaigobind, bringing his aggregate registered shares under this Registration Statement to 102,982. The registration fee for these shares is calculated pursuant to Rule 457(c) under the Securities Act based on the average of the high ($5.23) and low ($4.08) reported sale prices of the Class A common stock on The Nasdaq Global Market (symbol: BXBL) on July 29, 2026, resulting in an average price of $4.655 per share and a maximum aggregate offering price of $70,253.26.

[2]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

[3]	Represents 3,310,288 shares of Class A common stock offered for resale by the selling securityholders named in the prospectus, including former insiders of FG Merger II Corp. and other parties to the business combination among FG Merger II Corp., FG Merger Sub II Inc., and BOXABL Inc. These shares were registered on the original Registration Statement on Form S-3 (File No. 333-297729), and all associated registration fees in the amount of $2,356.16 were previously paid in connection with that filing. No additional registration fees are being assessed for these shares on this amendment. The Rule 457(c) calculation for these resale shares was completed based on the average of the high ($6.298) and low ($4.01) reported sale prices of the Class A common stock on The Nasdaq Global Market (symbol: BXBL) on July 23, 2026, resulting in an average price of $5.154 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date